Exhibit 10.2

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

NOTICE: THIS INSTRUMENT SECURES, INTER ALIA, OBLIGATIONS THAT PROVIDE FOR A VARIABLE RATE OF INTEREST AND OBLIGATORY FUTURE ADVANCES. ALL SUCH OBLIGATORY FUTURE ADVANCES SHALL HAVE THE SAME LIEN PRIORITY AS IF MADE ON THE DATE HEREOF. [SEE THE FOLLOWING DEED OF TRUST FOR PARTICULARS.]

DC-5000 BOWEN ROAD, LLC,

a Delaware limited liability company,

as Grantor

to

GARY S. FARMER,

as Trustee

for the benefit of

KEYBANK NATIONAL ASSOCIATION,

a national banking association,

as Agent,

as Beneficiary

DEED OF TRUST, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS

Dated:	As of August 16, 2012

Property Address:	5000 South Bowen Road
Arlington, Texas

Location:	Tarrant County, Texas

WHEN RECORDED, RETURN TO:

McKenna Long & Aldridge LLP

303 Peachtree Street, N.E., Suite 5300

Atlanta, Georgia 30308

Attention: William F. Timmons, Esq.

ATTENTION: COUNTY CLERK – THIS INSTRUMENT COVERS GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN AND IS TO BE FILED FOR RECORD IN THE RECORDS WHERE DEEDS OF TRUST ON REAL ESTATE ARE RECORDED. ADDITIONALLY, THIS INSTRUMENT SHOULD BE APPROPRIATELY INDEXED, NOT ONLY AS A DEED OF TRUST, BUT ALSO AS A

FINANCING STATEMENT COVERING GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN. THE MAILING ADDRESSES OF GRANTOR (DEBTOR) AND AGENT (SECURED PARTY) ARE SET FORTH IN THIS INSTRUMENT. THIS DOCUMENT SERVES AS A FIXTURE FILING UNDER SECTION 9.502 OF THE TEXAS BUSINESS AND COMMERCE CODE.

Grantor’s Organizational Identification Number: 5190776.

THIS DEED OF TRUST, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS (this “Instrument”) is made and entered into as of this      day of August, 2012, by and among DC-5000 BOWEN ROAD, LLC, a Delaware limited liability company (“Grantor”), having a mailing address of 4211 W. Boy Scout Boulevard, Tampa, Florida 33607, GARY S. FARMER, as trustee (“Trustee”), having a business address of c/o Heritage Title Company of Austin, Inc., 401 Congress Avenue, Suite 1500, Austin, Texas 78701, and KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”), having a mailing address of 4900 Tiedeman Road, Brooklyn, Ohio 44144, Attn: Real Estate Capital Services, with a copy to KeyBank National Association, 1200 Abernathy Road, N.E., Suite 1550, Atlanta, Georgia 30328, Attn: Daniel Stegemoeller, as Agent (KeyBank, in its capacity as Agent, is hereinafter referred to as “Agent”) for itself and each other lender (collectively, the “Lenders”) which is or may hereafter become a party to that certain Credit Agreement, dated as of March 30, 2012, by and among Carter/Validus Operating Partnership, LP, a Delaware limited partnership (“Borrower”), KeyBank, as Agent and the Lenders, as amended by that certain First Amendment to Credit Agreement, dated as of May 8, 2012, by and among Borrower, Carter Validus Mission Critical REIT, Inc., a Maryland Corporation (“REIT”), HC-2501 W William Cannon Dr, LLC, a Delaware limited liability company (“HC-2501”), and Keybank, individually and as Agent for the Lenders, as further amended by that certain Second Amendment to Credit Agreement, dated as of June 29, 2012, by and among Borrower, REIT, HC-2501, DC-19675 W. Ten Mile, LLC, a Delaware limited liability company (“DC-19675”), Synovus Bank and KeyBank, individually and as Agent for the Lenders, and as further amended by that certain Third Amendment to Credit Agreement, dated as of July 30, 2012 by and among Borrower, REIT, HC-2501, DC-19675, KeyBank, individually and as Agent for the Lenders, and Synovus Bank (as the same may be varied, amended, restated, renewed, consolidated, extended or otherwise supplemented from time to time, the “Credit Agreement”). Capitalized terms used herein that are not otherwise defined herein shall have the meanings set forth in the Credit Agreement. Grantor is a Guarantor and will benefit from the Credit Agreement, as more fully set forth in the Guaranty (as hereinafter defined) executed by Grantor, and is granting this Instrument in consideration for such benefit.

W I T N E S S E T H:

FOR AND IN CONSIDERATION of the sum of Ten and No/100 Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the indebtedness and other obligations of Grantor and Borrower hereinafter set forth, Grantor does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER and SET OVER UNTO Trustee, with GENERAL WARRANTY in trust WITH POWER OF SALE, for the benefit of Agent and for the ratable benefit of the Lenders and the holders of the Hedge Obligations, and their successors and assigns, all of Grantor’s right, title and interest in and to the following described land and interests in land, estates, easements, rights, improvements, property, fixtures, equipment, furniture, furnishings, appliances, general intangibles, and appurtenances, whether now or hereafter existing or acquired (collectively, the “Property”:

(a) All those tracts or parcels of land and easements more particularly described in Exhibit “A” attached hereto and by this reference made a part hereof (the “Land”).

(b) All present and future buildings, structures, parking areas, annexations and improvements of every nature whatsoever now or hereafter situated on the Land (hereinafter referred to as the “Improvements”) and all materials intended for construction, reconstruction, alteration and repairs of the Improvements now or hereafter erected, all of which materials shall be deemed to be included within the Improvements immediately upon the delivery thereof to the Land, and all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, incinerating, sprinkling, and waste removal systems, carpeting and other floor coverings, fire extinguishers and any other safety equipment required by governmental regulation or law, washers, dryers, water heaters, mirrors, mantels, air conditioning apparatus, refrigerating plants, refrigerators, cooking apparatus and appurtenances, storm windows and doors, window and door screens, awnings and storm sashes, which are or shall be owned by Grantor and attached to said Improvements and all other furnishings, furniture, glassware, tableware, uniforms, linen, drapes and curtains and related hardware and mounting devices, wall to wall carpeting, radios, lamps, telephone systems, televisions and television systems, computer systems, guest ledgers, vehicles, fixtures, machinery, equipment, apparatus, appliances, books and records, chattels, inventory, accounts, farm products, consumer goods, general intangibles and personal property of every kind and nature whatsoever now or hereafter owned by Grantor and located in, on or about, or used or intended to be used with or in connection with the use, operation or enjoyment of the Property, including all extensions, additions, improvements, betterments, after-acquired property, renewals, replacements and substitutions, or proceeds from a permitted sale of any of the foregoing, together with the benefit of any deposits or payments now or hereafter made by Grantor or on behalf of Grantor, all of which are hereby declared and shall be deemed to be fixtures and accessions to the Land and a part of the Property as between the parties hereto and all persons claiming by, through or under them, and which shall be deemed to be a portion of the security for the indebtedness herein described and to be secured by this Instrument.

(c) All easements, access rights, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, irrigation systems (including, without limitation, underground wiring, pipes, pumps and sprinkler heads), minerals, flowers, plants, shrubs, crops, trees, timber, fences, signs, bridges, fountains, monuments and other emblements now or hereafter located on the Land or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, privileges, liberties, servitudes, licenses, tenements, hereditaments and appurtenances, reversion and reversions, remainder and remainders, whatsoever, in any way belonging, relating or appertaining to the Land or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Grantor.

(d) All leases and all subleases, tenancies, occupancies and licenses, whether oral or written (collectively, the “Leases”), and all income, rents, issues, profits, room rentals, transient or guest payments, fees, charges or other payments for the use or occupancy of rooms or other facilities, and revenues of the Property from time to time accruing (including, without limitation, all payments under Leases, all guarantees of the foregoing or letters of credit relating to the foregoing, lease termination payments, proceeds of insurance, condemnation payments, tenant security, damage or other deposits whether held by Grantor or in a trust account, all escrow agreements relating to any of the Leases, escrow funds, including, without limitation, any funds escrowed for tenant improvements, fees, charges, rents, license fees, accounts, royalties, security, damage or other deposits from time to time accruing, all payments under working interests, production payments, royalties, overriding royalties, operating interests, participating interest and other such entitlements, and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of Grantor of, in and to the same (collectively, the “Revenues”); reserving only the right to Grantor to collect the same (other than lease termination payments, insurance proceeds and condemnation payments) so long as no Event of Default has occurred and is continuing.

(e) All insurance policies, building service, building maintenance, construction, development, management, indemnity, and other similar agreements and contracts and subcontracts, written or oral, express or implied, now or hereafter entered into, arising or in any manner related to the purchase, construction, design, improvement, use, operation, ownership, occupation, enjoyment, sale, conversion or other disposition (voluntary or involuntary) of the Property, or the buildings and improvements now or hereafter located thereon, or any other interest in the Property, or any combination thereof, franchise agreements, property management agreements, cable television agreements, contracts for the purchase of supplies, telephone service agreements, yellow pages or other advertising agreements, sales contracts, construction contracts, architects agreements, general contract agreements, design agreements, engineering agreements, technical service agreements, sewer and water and other utility agreements, service contracts, agreements relating to the collection of receivables or use of customer lists, all bookings and reservations for space or facilities within the Property, all purchase options, option agreements, rights of first refusal, contract deposits, earnest money deposits, prepaid items and payments due and to become due thereunder, and further including all payment and performance bonds, labor, deposits, assurances, construction guaranties, guaranties, warranties, indemnities and other undertakings, architectural plans and specifications, drawings, surveys, soil reports, engineering reports, inspection reports, environmental audits and other technical descriptions and reports relating to the Property, renderings and models, permits, consents, approvals, licenses, variances, agreements, contracts, building permits, purchase orders and equipment leases, personal property leases, and all causes of action relating thereto.

(f) All deposit accounts, instruments, accounts receivable, documents, causes of action, claims, names by which the Property or the improvements thereon may be operated or known, all rights to carry on business under such names, all telephone numbers or listings, all rights, interest and privileges of which Grantor may have in any capacity under any covenants, restrictions or declarations now or hereafter relating to the Property or the Improvements, and all notes or chattel paper now or hereafter arising from or by virtue of any transactions relating to the Property or the Improvements located thereon and all customer lists, other lists, and business information relating in any way to the Property or the Improvements or the use thereof, whether now owned or hereafter acquired;

(g) All assets related to the ownership or operation of the Property or the Improvements now or hereafter erected thereon, including, without limitation, accounts (including, without limitation, health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, documents, general intangibles (including, without limitation, payment intangibles, and all current and after acquired copyrights, copyright rights, advertising materials, web sites, and web pages, software and software licenses, trademarks and service marks, trademark rights, trademark applications, service mark rights, service mark applications, trade dress rights, company names, logos, and all domain names, owned or used in connection with the Grantor’s business, and in each case all goodwill associated therewith), goods (including, without limitation, inventory, property, possessions, equipment, fixtures and accessions), instruments (including, without limitation, promissory notes), investment property, letter-of-credit rights, letters of credit, money, supporting obligations, as-extracted collateral, timber to be cut and all proceeds and products of anything described or referred to above in this Subsection (g), in each case as such terms are defined under the Uniform Commercial Code as in effect in the applicable jurisdiction.

(h) All cash funds, deposit accounts and other rights and evidence of rights to cash, now or hereafter created or held by Trustee or Agent pursuant to this Instrument, the Credit Agreement or any other of the Loan Documents.

(i) All proceeds, products, substitutions and accessions of the foregoing of every type.

TO HAVE AND TO HOLD the Property and all parts, rights, members and appurtenances thereof, to the Trustee, for the use, benefit and behoof of Agent for the ratable benefit of the Lenders and the holders of the Hedge Obligations and their respective successors and assigns, IN FEE SIMPLE forever; and Grantor covenants that Grantor is lawfully seized and possessed of the Property as aforesaid, and has good right to convey its indefeasible fee simple interest in the Land, that the same is unencumbered except for those matters expressly set forth in Exhibit “B” attached hereto and by this reference made a part hereof (the “Permitted Encumbrances”), and that Grantor does warrant and will forever defend the title thereto against the claims of all persons whomsoever, except as to those matters set forth in said Exhibit “B” attached hereto, or otherwise specifically approved by Agent in writing after the date hereof.

IN TRUST NEVERTHELESS to secure the following described obligations (collectively, the “Secured Obligations”):

(a) The debt evidenced by (i) those certain Revolving Credit Notes made by Borrower in the aggregate principal amount of Fifty-Five Million and No/100 Dollars ($55,000,000.00) to the order of Lenders, which evidence a revolving credit loan in the initial principal amount of up to $55,000,000.00 and that may be increased to up to Two Hundred Fifty Million and No/100 Dollars ($250,000,000.00) pursuant to Section 2.11 of the Credit Agreement, and (ii) that certain Swing Loan Note made by Borrower in the principal amount of Ten Million and No/100 Dollars ($10,000,000.00) to the order of KeyBank, each of which has been issued pursuant to the Credit Agreement and each of which is due and payable in full on or before March 30, 2015, unless extended as provided in the Credit Agreement; and (iii) each other note as may be issued under the Credit Agreement, each as originally executed, or if varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated from time to time as so varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated (collectively, the “Note”);

(b) The payment, performance and discharge of each and every obligation, covenant and agreement of Grantor contained herein or of Grantor contained in that certain Unconditional Guaranty of Payment and Performance by Grantor and others in favor of KeyBank, as Agent for itself and each other Lender, dated as of March 30, 2012, as amended by that certain First Amendment to Unconditional Guaranty of Payment and Performance, dated as of June 29, 2012, and that certain Second Amendment to Unconditional Guaranty of Payment and Performance dated as of July 19, 2012 (as amended, restated, modified, renewed, supplemented or extended from time to time, the “Guaranty”), of Borrower contained in the Credit Agreement, and of Grantor and Borrower in the other Loan Documents, including, without limitation, the obligation of Borrower to reimburse Issuing Lender for any draws under the Letters of Credit;

(c) Any and all additional advances made by Agent or any Lender to protect or preserve the Property or the lien and security title hereof in and to the Property, or for taxes, assessments or insurance premiums as hereinafter provided (whether or not Grantor is the owner of the Property at the time of such advances);

(d) The payment, performance and discharge of each and all of the Hedge Obligations;

(e) Any and all other indebtedness now or hereafter owing by Borrower to Agent or any Lender pursuant to the terms of the Credit Agreement, whether now existing or hereafter arising or incurred, however evidenced or incurred, whether express or implied, direct or indirect, absolute or contingent, due or to become due, including, without limitation, all principal, interest, fees, expenses, yield maintenance amounts and indemnification amounts, and all renewals, modifications, consolidations, replacements and extensions thereof; and

(f) All costs and expenses incurred by the Trustee, Agent, the Lenders and the holders of the Hedge Obligations in connection with the enforcement and collection of the Secured Obligations, including, without limitation, all attorneys’ fees and disbursements, and all other such costs and expenses described in and incurred pursuant to the Note, the Credit Agreement, the Guaranty, this Instrument, and the other Loan Documents and the agreements evidencing or relating to the Hedge Obligations (the “Hedge Documents”) (collectively, the “Enforcement Costs”).

Subject to Section 2.22 hereof, should the Secured Obligations secured by this Instrument be paid and performed according to the terms and effect thereof when the same shall become due and payable, and should Grantor perform all covenants contained herein in a timely manner and the obligation of the Lenders to make Loans and issue Letters of Credit under the Credit Agreement has terminated, then this Instrument shall be released.

Grantor hereby further covenants and agrees with Trustee and Agent as follows:

ARTICLE 1

1.01 Payment of Secured Obligations. Grantor will pay and perform or cause to be paid and performed the Secured Obligations according to the tenor thereof and all other sums now or hereafter secured hereby as the same shall become due.

1.02 Funds for Impositions. After the occurrence and during the continuance of an Event of Default, Grantor shall pay to Agent, subject to Agent’s option under Section 1.03 hereof, on the days that monthly installments of interest are payable under the Note, until the Note is paid in full, a sum (hereinafter referred to as the “Funds”) reasonably estimated by Agent to provide an amount necessary for payment of the following items in full fifteen (15) days prior to when such items become due (hereinafter collectively referred to as the “Impositions”): (a) the yearly real estate taxes, ad valorem taxes, personal property taxes, assessments and betterments, and (b) the yearly premium installments for the insurance covering the Property and required by the Credit Agreement. The Impositions shall be reasonably estimated initially and from time to time by Agent on the basis of assessments and bills and estimates thereof. The Funds shall be held by Agent in a separate interest bearing account free of any liens or claims on the part of other creditors of Grantor and as part of the security for the Secured Obligations. Grantor shall pay all Impositions prior to delinquency as required by Section 1.03 hereof. In the event Agent elects to reserve Funds as permitted under this Section 1.02, within ten (10) days after Grantor furnishes Agent with reasonably satisfactory evidence that Grantor has paid one or more of the items comprising the Impositions, Agent shall reimburse Grantor (or the one paying the Impositions) therefor to the extent of the Funds (plus accrued interest) then held by Agent. Alternatively, Agent shall apply the Funds to pay the Impositions with respect to which the Funds were paid to the extent of the Funds then held by Agent and provided Grantor has delivered to Agent the assessments or bills therefor. Grantor shall be permitted to pay any Imposition early in order to take advantage of any available discounts. Agent shall make no charge for so holding and applying the Funds or for verifying and compiling said assessments and bills. The Funds are pledged as additional security for the Secured Obligations, and may be applied, at Agent’s option and without notice to Grantor, to the payment of the Secured Obligations upon the occurrence of any Event of Default. If at any time the amount of the Funds held by Agent shall be less than the amount reasonably deemed necessary by Agent to pay Impositions as such become due, Grantor shall pay to Agent any amount necessary to make up the deficiency within fifteen (15) business days after notice from Agent to Grantor requesting payment thereof. Upon payment and performance in full of the Secured Obligations and termination of the obligation of the Lenders to make Loans and of Issuing Lender to issue Letters of Credit, Agent shall promptly refund to Grantor any Funds then held by Agent.

1.03 Impositions, Liens and Charges. Grantor shall pay all Impositions and other charges, if any, attributable to the Property prior to delinquency, and at Agent’s option during the continuance of an Event of Default, Grantor shall pay in the manner hereafter provided under this Section 1.03. Grantor shall, during continuance of an Event of Default, furnish to Agent all bills and notices of amounts due under Section 1.03 as soon as received, and in the event Grantor shall make payment directly, Grantor shall, as and when available, furnish to Agent receipts evidencing such payments prior to the dates on which such payments are delinquent, subject to Grantor’s right to contest taxes, assessments and other governmental charges as provided in the Credit Agreement. Grantor shall promptly discharge (by bonding, payment or otherwise) any lien filed against the Property or Grantor (including federal tax liens) and will keep and maintain the Property free from the claims of all persons supplying labor or materials to the Property, subject to Grantor’s right to contest the same as provided in the Credit Agreement. Grantor shall not claim or be entitled to any credit against the taxable value of the Property by reason of this Instrument, or any deduction in or credit on the Secured Obligations by reason of Impositions paid.

1.04 Taxes, Liens and Other Charges.

(a) In the event of the passage of any state, federal, municipal or other governmental law, order, rule or regulation, subsequent to the date hereof, in any manner changing or modifying the laws now in force governing the taxation of debts secured by deeds of trust or the manner of collecting taxes so as to adversely affect Agent or the Lenders, Grantor will promptly pay any such tax. If Grantor fails to make such payment promptly, or if, in the opinion of Agent, any such state, federal, municipal, or other governmental law, order, rule or regulation prohibits Grantor from making such payment or would penalize Agent or the Lenders if Grantor makes such payment or if, in the opinion of Agent, the making of such payment could reasonably result in the imposition of interest beyond the maximum amount permitted by applicable law, then the entire balance of the principal sums secured by this Instrument and all interest accrued thereon shall, at the option of Agent, become immediately due and payable.

(b) Grantor will pay all taxes, liens, assessments and charges of every character including all utility charges, whether public or private, already levied or assessed or that may hereafter be levied or assessed upon or against the Property as required under the Credit Agreement.

1.05 Insurance.

Grantor shall procure for, deliver to and maintain for the benefit of Agent and Lenders the insurance policies described in the Credit Agreement. Grantor shall pay all premiums on such insurance policies. All proceeds of any property or casualty insurance or awards of damages on account of any taking or condemnation for public use of or injury to the Property are hereby assigned and shall be paid to Agent, for the benefit of the Lenders, subject to Borrower’s and Grantor’s right to adjust certain claims and use such proceeds as provided in the Credit Agreement. Any such proceeds shall be released and advanced to Borrower or Grantor in accordance with and subject to the requirements of the Credit Agreement and be applied to the cost of repairing or restoring the Property or the remaining portion of the Property, with any balance remaining to be applied in accordance with the terms and provisions of the Credit Agreement. In the event of a foreclosure sale of all or any part of the Property pursuant to the enforcement of this Instrument, the purchaser of such Property shall succeed to all rights of Grantor, including any rights to the proceeds of insurance and to unearned premiums, in and to all of the policies of insurance. In the event of a foreclosure sale, Agent is hereby authorized, without the further consent of Grantor, to take such steps as Agent may deem advisable to cause the interest of such purchaser to be protected by any of such policies. In case of Grantor’s failure to keep the Property properly insured as required herein, Agent, after notice to Grantor, at its option may (but shall not be required to) acquire such insurance as required herein at Borrower’s and Grantor’s sole expense. TEXAS FINANCE CODE SECTION 307.052 COLLATERAL PROTECTION INSURANCE NOTICE: (A) GRANTOR IS REQUIRED TO (i) KEEP THE PROPERTY INSURED AGAINST DAMAGE IN THE AMOUNT SPECIFIED IN THE CREDIT AGREEMENT; (ii) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER OR OTHERWISE AS PROVIDED IN THE CREDIT AGREEMENT; AND (iii) NAME AGENT AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS AS PROVIDED IN THE CREDIT

AGREEMENT; (B) SUBJECT TO THE PROVISIONS HEREOF AND OF THE CREDIT AGREEMENT, GRANTOR MUST, IF REQUIRED BY AGENT, DELIVER TO AGENT A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS; AND (C) SUBJECT TO THE PROVISIONS HEREOF AND OF THE CREDIT AGREEMENT, IF GRANTOR FAILS TO MEET ANY REQUIREMENT LISTED IN THE FOREGOING SUBPARTS (A) OR (B), AGENT MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF GRANTOR AT BORROWER’S AND GRANTOR’S EXPENSE.

1.06 Condemnation. If all or any portion of the Property shall be damaged or taken through condemnation (which term when used in this Instrument shall include any damage or taking by any governmental authority or any transfer by private sale in lieu thereof), either temporarily or permanently, then all compensation, awards and other payments or relief thereof, shall be paid and applied in accordance with terms and provisions of the Credit Agreement.

1.07 Care, Use and Management of Property.

(a) Grantor will keep, or cause to be kept, the roads and walkways, landscaping and all other Improvements of any kind now or hereafter erected on the Land or any part thereof in good condition and repair, will not commit or suffer any waste, impairment or deterioration (ordinary wear and tear excepted) and will not do or suffer to be done anything which will increase the risk of fire or other hazard to the Property or any part thereof.

(b) Grantor will not remove or demolish nor alter the structural character of any building located on the Land or any fixtures or personal property relating thereto except when incidental to the replacement of fixtures and personal property with items of like kind and value or customary tenant improvements pursuant to Leases approved or deemed approved pursuant to the Credit Agreement.

(c) If the Property or any part thereof is materially damaged by fire or any other cause, Grantor will give immediate written notice thereof to Agent.

(d) Grantor will promptly comply with all present and future laws, ordinances, rules and regulations of any governmental authority, all restrictive covenants and other agreements affecting the Property or relating to the operation thereof affecting the Property or any part thereof and all licenses or permits affecting the Property or any part thereof, subject to Grantor’s right to contest the same as provided in the Credit Agreement.

(e) Grantor shall keep the Property, including the Improvements and the Personal Property (as hereinafter defined), in good order, repair and tenantable condition and shall replace fixtures, equipment, machinery and appliances on the Property when necessary to keep such items in good order, repair, and tenantable condition (ordinary wear and tear excepted).

(f) Grantor shall keep all franchises, trademarks, trade names, service marks and licenses and permits necessary for the Grantor’s use and occupancy of the Property in good standing and in full force and effect.

(g) Unless required by applicable law or unless Agent has otherwise agreed in writing, Grantor shall not allow changes in the nature of the occupancy or use for which the Property was intended at the time this Instrument was executed. Grantor shall not abandon the Property. Grantor shall not initiate, fail to contest or acquiesce in a change in the zoning classification of the Property or subject the Property to restrictive or negative covenants without Agent’s written consent. Grantor shall comply with, observe and perform all zoning and other laws affecting the Property, all agreements and restrictive covenants affecting the Property, and all licenses and permits affecting the Property, subject to Grantor’s right to contest compliance with laws to the extent permitted in the Credit Agreement.

(h) To the extent permitted under the terms of the applicable Leases, Agent may, at Grantor’s expense, make or cause to be made reasonable entries upon and inspections of the Property as permitted in the Credit Agreement during normal business hours and upon reasonable advance notice, or at any other time when necessary or appropriate in an emergency circumstance or during the continuance of an Event of Default, in the sole reasonable discretion of Agent, to protect or preserve the Property.

(i) If all or any part of the Property shall be damaged by fire or other casualty or loss, then, subject to the provisions of the Credit Agreement, Grantor will promptly restore the Property to the equivalent of its original condition; and if a part of the Property shall be damaged through condemnation, Grantor will promptly restore, repair or alter the remaining portions of the Property in a manner satisfactory to Agent. Notwithstanding the foregoing, Grantor shall not be obligated to so restore unless, in each instance, Agent agrees to make available to Grantor (subject to the terms of the Credit Agreement) any net insurance or condemnation proceeds actually received by Agent hereunder in connection with such casualty loss or condemnation, to the extent such proceeds are required to defray the expense of such restoration; provided, however, that, subject to the provisions of the Credit Agreement, the insufficiency of any such insurance or condemnation proceeds to defray the entire expense of restoration shall in no way relieve Grantor of its obligation to restore.

(j) Grantor shall pay all normal and customary operating expenses for the Property as the same become due.

1.08 Leases and other Agreements Affecting Property.

(a) As additional security for the Secured Obligations, Grantor presently and unconditionally assigns and transfers to Agent all of Grantor’s right, title and interest in and to the Leases and the Revenues, including those now due, past due or to become due by virtue of any of the Leases for the occupancy or use of all or any part of the Property. Grantor hereby authorizes Agent or Agent’s agents to collect the Revenues and hereby directs such tenants, lessees and licensees of the Property to pay the Revenues to Agent or Agent’s agents; provided, however, Grantor shall have a license (revocable upon the occurrence and during the continuance of an Event of Default) to collect and receive the Revenues. Grantor agrees that each and every tenant, lessee and licensee of the Property may pay, and hereby irrevocably authorizes and directs each and every tenant, lessee and licensee of the Property to pay, the Revenues to Agent or Agent’s agents on Agent’s written demand therefor (which demand may be made by Agent at any time after the occurrence and during the continuance of an Event of Default) without any obligation on the part of said tenant, lessee or licensee to inquire as to the existence of an Event of Default and notwithstanding any notice or claim of Grantor to the contrary, and Grantor agrees that Grantor shall have no right or claim against said tenant, lessee or licensee for or by reason of any Revenues paid to Agent following receipt of such written demand.

(b) Grantor hereby covenants that Grantor has not executed any prior assignment of the Leases or the Revenues, that Grantor has not performed, and will not perform, any acts and has not executed, and will not execute, any instruments which would prevent Agent from exercising the rights of the beneficiary of this Instrument, and that at the time of execution of this Instrument, there has been no anticipation or prepayment of any of the Revenues for more than one (1) month prior to the due dates of such Revenues. Grantor further covenants that Grantor will not hereafter collect or accept payment of any Revenues more than one (1) month prior to the due dates of such Revenues.

(c) Grantor agrees that neither the foregoing assignment of Leases and Revenues nor the exercise of any of Agent’s rights and remedies under this Section or Article 2 hereof shall be deemed to make Agent a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Leases, the Property or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Agent, in person or by agent, assumes actual possession thereof. Grantor further agrees that the appointment of any receiver for the Property by any court at the request of Agent or by agreement with Grantor, or the entering into possession of any part of the Property by such receiver, shall not be deemed to make Agent a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Leases, the Property or the use, occupancy, enjoyment or operation of all or any portion thereof.

(d) If Agent exercises its rights and remedies pursuant to this Section or Article 2 hereof, all Revenues thereafter collected shall be applied in such order as Agent may elect in its discretion to the reasonable costs of taking control of and managing the Property and collecting the Revenues, including, but not limited to, reasonable attorneys’ fees actually incurred, fees, receiver fees, premiums on receiver’s bonds, costs of repairs to the Property, premiums on insurance policies, Impositions and other charges on the Property, and the costs of discharging any obligation or liability of Grantor as landlord, lessor or licensor of the Property, or to the Secured Obligations. Agent or any receiver shall have access to the books and records used in the operation and maintenance of the Property and shall be liable to account only for those Revenues actually received. Agent shall not be liable to Grantor, anyone claiming under or through Grantor or anyone having an interest in the Property by reason of anything done or left undone by Agent pursuant to this Section or Article 2 hereof, except in the event of Agent’s gross negligence or willful misconduct. If the Revenues are not sufficient to meet the costs of taking control of and managing the Property and collecting the Revenues, any monies reasonably expended by Agent for such purposes shall become a portion of the Secured Obligations. Unless Agent and Grantor agree in writing to other terms of payment, such amounts shall be payable upon notice from Agent to Grantor requesting payment thereof and shall bear interest from the date of disbursement at the Default Rate stated in the Credit Agreement unless payment of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Grantor under applicable law. The entering upon and taking possession of and maintaining of control of the Property by Agent or any receiver and the application of Revenues as provided herein shall not cure or waive any Event of Default or invalidate any other right or remedy of Agent hereunder.

(e) It is the intention of Agent and Grantor that the assignment effectuated by this Instrument with respect to the Revenues shall be a direct and currently effective assignment and shall not constitute merely an obligation to grant a lien, security interest or pledge for the purpose of securing the Secured Obligations.

(f) In the event that a court of competent jurisdiction determines that, notwithstanding such expressed intent of the parties, Agent’s interest in the Revenues constitutes a lien on or security interest in or pledge of the Revenues, it is agreed and understood that the forwarding of a notice to Borrower after the occurrence of an Event of Default advising Borrower of the revocation of Borrower’s license to collect such Revenues, shall be sufficient action by Agent to (i) perfect such lien on or security interest in or pledge of the Revenues, (ii) take possession thereof and (iii) entitle Agent to immediate and direct payment of the Revenues, for application as provided in this Instrument, all without the necessity of any further action by Agent, including, without limitation, any action to obtain possession of the Land, Improvements or any other portion of the Property.

1.09 Leases of the Property.

(a) Except as permitted in the Credit Agreement, Grantor shall not enter into any Lease of all or any portion of the Property or amend, supplement or otherwise modify, or terminate or cancel, or accept the surrender of, or consent to the assignment or subletting of, or grant any concessions to or waive the performance of any obligations of any tenant, lessee or licensee under, any now existing or future Lease of the Property, without the prior written consent of Agent. Grantor, at Agent’s request, shall furnish Agent with executed copies of all Leases hereafter made of all or any part of the Property. Upon Agent’s request, Grantor shall make a separate and distinct assignment to Agent, as additional security, of all Leases hereafter made of all or any part of the Property.

(b) There shall be no merger of the leasehold estates created by the Leases with the fee estate of the Land without the prior written consent of Agent. Agent may at any time and from time to time by specific written instrument intended for the purpose, unilaterally subordinate the lien of this Instrument to any Lease, without joinder or consent of, or notice to, Grantor, any tenant or any other Person, and notice is hereby given to each tenant under a Lease of such right to subordinate. No such subordination shall constitute a subordination to any lien or other encumbrance, whenever arising, or improve the right of any junior lienholder. Nothing herein shall be construed as subordinating this Instrument to any Lease.

(c) Grantor hereby appoints Agent its attorney-in-fact, coupled with an interest, empowering Agent to subordinate this Instrument to any Leases.

1.10 Security Agreement.

(a) Insofar as the machinery, apparatus, equipment, fittings, fixtures, building supplies and materials, general intangibles and articles of personal property either referred to or described in this Instrument, or in any way connected with the use and enjoyment of the Property is concerned, Grantor grants unto Agent a security interest therein and this Instrument is hereby made and declared to be a security agreement, encumbering each and every item of personal property (the “Personal Property”) included herein, in compliance with the provisions of the Uniform Commercial Code as enacted in the applicable jurisdiction as set forth in Section 3.04 below (the “UCC”). Any notification required by the UCC shall be deemed reasonably and properly given if sent in accordance with the notice provisions of this Instrument at least ten (10) days before any sale or other disposition of the Personal Property. Disposition of the Personal Property shall be deemed commercially reasonable if made pursuant to a public sale advertised at least twice in a newspaper of general circulation in the community where the Property is located. It shall be deemed commercially reasonable for the Trustee and/or Agent to dispose of the Personal Property without giving any warranties as to the Personal Property and specifically disclaiming all disposition warranties. A financing statement or statements affecting all of said personal property aforementioned, shall be appropriately filed. The remedies for any violation of the covenants, terms and conditions of the security agreement herein contained shall be (i) as prescribed herein with respect to the Property, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in said UCC, all at Agent’s sole election. Grantor and Agent agree that the filing of such financing statement(s) in the records normally having to do with personal property shall never be construed as in any way derogating from or impairing this declaration and hereby stated intention of Grantor and Agent that everything used in connection with the production of income from the Property and/or adapted for use therein and/or which is described or reflected in this Instrument, is to the full extent provided by law, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the real estate irrespective of whether (i) any such item is physically attached to the Improvements, (ii) serial numbers are used for the better identification of certain items capable of being thus identified in a recital contained herein, or (iii) any such item is referred to or reflected in any such financing statement(s) so filed at any time. Similarly, the mention in any such financing statement(s) of the rights in and to (1) the proceeds of any fire and/or hazard insurance policy, or (2) any award in eminent domain proceedings for a taking or for loss of value, or (3) Grantor’s interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Property, whether pursuant to lease or otherwise, shall never be construed as in any way altering any of the rights of Agent as determined by this Instrument, subject to the provisions of the Credit Agreement, or impugning the priority of Agent’s lien granted hereby or by any other recorded document, but such mention in such financing statement(s) is declared to be for the protection of Agent in the event any court shall at any time hold with respect to the foregoing (1), (2) or (3), that notice of Agent’s priority of interest to be effective against a particular class of persons, must be filed in the UCC records.

(b) Grantor warrants that (i) Grantor’s (that is, “Debtor’s”) correct legal name (including, without limitation, punctuation and spacing) indicated on the public record of Grantor’s jurisdiction of organization, identity or corporate structure, residence or chief executive office and jurisdiction of organization are as set forth in Subsection 1.10(c) hereof; (ii) Grantor (that is, “Debtor”) has been using or operating under said name, identity or corporate structure without change for the time period set forth in Subsection 1.10(c) hereof, and (iii) the location of the Personal Property secured by this Instrument is upon the Land (except that the books and records related to the Property may be stored and maintained at another site). Grantor covenants and agrees that Grantor shall not change any of the matters addressed by clauses (i) or

(iii) of this Subsection 1.10(b) unless it has given Agent thirty (30) days prior written notice of any such change and has executed or authorized at the request of Agent such additional financing statements or other instruments in such jurisdictions as Agent may deem necessary or advisable in its sole discretion to prevent any filed financing statement from becoming misleading or losing its perfected status.

(c) The information contained in this Subsection 1.10(c) is provided in order that this Instrument shall comply with the requirements of the Uniform Commercial Code, as enacted in the State of Texas, for instruments to be filed as financing statements. The names of the “Debtor” and the “Secured Party”, the identity or corporate structure, jurisdiction of organization, organizational number, federal tax identification number, and residence or chief executive office of “Debtor”, and the time period for which “Debtor” has been using or operating under said name and identity or corporate structure without change, are as set forth in Schedule 1 of Exhibit “C” attached hereto and by this reference made a part hereof; the mailing address of the “Secured Party” from which information concerning the security interest may be obtained, and the mailing address of “Debtor”, are as set forth in Schedule 2 of Exhibit “C” attached hereto; and a statement indicating the types, or describing the items, of Personal Property secured by this Instrument is set forth hereinabove.

(d) Exhibit “C” correctly sets forth all names and tradenames that Grantor has used within the last five years, and also correctly sets forth the locations of all of the chief executive offices of Grantor over the last five years.

(e) The Grantor hereby covenants and agrees that:

(1) Grantor shall not merge or consolidate into, or transfer any of the Property to, any other person or entity except as permitted under the Credit Agreement.

(2) Grantor shall, at any time and from time to time, take such steps as Agent may reasonably request for Agent (A) to obtain an acknowledgment, in form and substance reasonably satisfactory to Agent, of any bailee having possession of any of the Property, stating that the bailee holds possession of such Property on behalf of Agent, (B) to obtain “control” of any investment property, deposit accounts, letter-of-credit rights, or electronic chattel paper (as such terms are defined by the UCC with corresponding provisions thereof defining what constitutes “control” for such items of collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to Agent, and (C) otherwise to insure the continued perfection and priority of the Agent’s security interest in any of the Property and of the preservation of its rights therein. If Grantor shall at any time, acquire a “commercial tort claim” (as such term is defined in the UCC) with respect to the Property or any portion thereof, Grantor shall promptly notify Agent thereof in writing, providing a reasonable description and summary thereof, and shall execute a supplement to this Instrument in form and substance acceptable to Agent granting a security interest in such commercial tort claim to Agent.

(3) Grantor hereby authorizes Agent, its counsel or its representative, at any time and from time to time, to file financing statements, amendments and continuations that describe or relate to the Property or any portion thereof in such jurisdictions as Agent may deem necessary or desirable in order to perfect the security interests granted by Grantor under this Instrument or any other Loan Document, and such financing statements may contain, among other items as Agent may deem advisable to include therein, the federal tax identification number of Grantor.

(4) Grantor shall not license, lease, sell or otherwise transfer any of the general intangibles to any third party during the term of this Instrument and the Credit Agreement without the prior written consent of the Agent (which consent may be withheld in the Agent’s sole discretion); and the Grantor will continue to use all trademarks, service marks and trade names in a consistent manner and shall take all steps necessary to properly maintain any formal registrations on the general intangibles, and to defend and enforce them, for the term of this Instrument and the Credit Agreement.

1.11 Further Assurances; After-Acquired Property. At any time and from time to time, upon request by Agent, Grantor will make, execute and deliver or cause to be made, executed and delivered, to Trustee and Agent and, where appropriate, cause to be recorded and/or filed and from time to time thereafter to be rerecorded and/or refiled at such time and in such offices and places as shall be deemed desirable by Agent, any and all such other and further deeds of trust, security agreements, financing statements, notice filings, continuation statements, instruments of further assurance, certificates and other documents as may, in the opinion of Agent, be necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve (a) the obligation of Grantor under the Guaranty, this Instrument, the other Loan Documents and the Hedge Documents and (b) this Instrument as a first and prior lien upon and security interest in and to all of the Property, whether now owned or hereafter acquired by Grantor. Upon any failure by Grantor so to do, Agent may make, execute, record, file, re-record and/or refile any and all such deeds of trust, security agreements, financing statements, continuation statements, instruments, certificates, and documents for and in the name of Grantor and Grantor hereby irrevocably appoints Agent the agent and attorney-in-fact of Grantor so to do. The lien hereof will automatically attach, without further act, to all after acquired property attached to and/or used in the operation of the Property or any part thereof.

1.12 Expenses. Grantor will pay or reimburse Agent, upon demand therefor, for all reasonable attorney’s fees, costs and expenses incurred by Agent in any suit, action, legal proceeding or dispute of any kind in which Lenders, Agent, Trustee or the holders of the Hedge Obligations is made a party or appears as party plaintiff or defendant, affecting or arising in connection with the Secured Obligations secured hereby, this Instrument or the interest created herein, or the Property, including, but not limited to, the exercise of the power of sale contained in this Instrument, any condemnation action involving the Property or any action to protect the security hereof; and any such amounts paid by Lenders, Agent, the holders of the Hedge Obligations or the Trustee shall be added to the Secured Obligations secured by the lien of this Instrument.

1.13 Subrogation. Agent shall be subrogated to the claims and liens of all parties whose claims or liens are discharged or paid with the proceeds of the Secured Obligations secured hereby.

1.14 Limit of Validity. If from any circumstances whatsoever fulfillment of any provision of this Instrument, the Guaranty, the Credit Agreement, the Note, any other Loan Document or any Hedge Document, at the time performance of such provision shall be due, shall be subject to the defense of usury or otherwise transcend or violate applicable law concerning interest or other charges, then ipso facto the obligation to be fulfilled shall be reduced to the limit, so that in no event shall any exaction be possible under this Instrument, the Guaranty, the Note, the Credit Agreement, any other Loan Document or any Hedge Document be subject to the defense of usury or otherwise transcend or violate applicable law concerning interest or other charges that is in excess of the current limit, but such obligation shall be fulfilled to the maximum limit permitted. The provisions of this Section 1.14 shall control every other provision of this Instrument, the Guaranty, the Note, the Credit Agreement or any other Loan Document or any Hedge Document.

1.15 Conveyance of Property. Grantor hereby acknowledges to Agent that (a) the identity and expertise of Grantor was and continues to be a material circumstance upon which Agent has relied in connection with, and which constitute valuable consideration to Agent for, the extending to Borrower of the loans and other extensions of credit evidenced by the Note and Credit Agreement, and (b) any change in such identity or expertise could materially impair or jeopardize the security for the payment of the Secured Obligations granted to Agent by this Instrument. Grantor therefore covenants and agrees with Agent, as part of the consideration for the extending to Grantor of the loans evidenced by the Note, that Grantor shall not convey, transfer, assign, further encumber or pledge any or all of its interest in the Property except as permitted under the Credit Agreement.

ARTICLE 2

2.01 Events of Default. The terms “Default” and “Event of Default” as used herein shall have the following meanings:

“Default” shall mean any event which, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Event of Default” shall mean (a) any default in the payment or performance of the obligations of Grantor hereunder or of Borrower or any other Guarantor under any of the other Loan Documents when the same shall become due and payable which is not cured within any grace or notice and cure period provided in the Credit Agreement or such other Loan Documents, if any, subject to any limitations in the Credit Agreement on the right of Grantor, Borrower or any other Guarantor to receive notices of default, or (b) any representation or warranty of Grantor hereunder proving to be false or incorrect in any material respect upon the date when made or deemed to have been repeated, or (c) any default in the performance of the obligations of Grantor or Borrower or any other Person under any of the Security Documents beyond the expiration of any applicable notice and cure period, (d) the occurrence of any “Event of Default” under the Credit Agreement or any other Loan Document, (e) any amendment to or termination of a financing statement naming Grantor as debtor and Agent as secured party, or any correction statement with respect thereto, is filed in any jurisdiction by, or caused by, or at the instance of Grantor or by, or caused by, or at the instance of any principal, member, general partner or officer of Grantor (collectively, “Grantor Party”) without the prior written consent of Agent; or (f) in the event that any amendment to or termination of a financing statement naming Grantor as debtor and Agent as secured party, or any correction statement with respect thereto, is filed in any jurisdiction by any party other than a Grantor Party or Agent or Agent’s counsel without the prior written consent of Agent and Grantor fails to use its best efforts to cause the effect of such filing to be completely nullified to the reasonable satisfaction of Agent within ten (10) days after notice to Grantor thereof.

2.02 Acceleration of Maturity. If an Event of Default shall have occurred and be continuing, then the entire Secured Obligations secured hereby shall, at the option of Agent and as permitted by the terms of the Credit Agreement, immediately become due and payable without notice or demand except as required by law, time being of the essence of this Instrument.

2.03 Right to Enter and Take Possession.

(a) If an Event of Default shall have occurred and be continuing, Grantor, upon demand of Agent, shall forthwith surrender to Agent the actual possession of the Property, and if and to the extent permitted by law, Agent itself, or by such officers or agents as it may appoint, may enter and take possession of all the Property (or such portion or portions as Agent may select) without the appointment of a receiver, or an application therefor, and may exclude Grantor and its agents and employees wholly therefrom, and may have joint access with Grantor to the books, papers and accounts of Grantor.

(b) If Grantor shall for any reason fail to surrender or deliver the Property or any part thereof after such demand by Agent, Agent may obtain a judgment or decree conferring upon Agent the right to immediate possession or requiring Grantor to deliver immediate possession of the Property to Agent. Grantor will pay to Agent, upon demand, all expenses of obtaining such judgment or decree, including reasonable compensation to Agent, its attorneys and agents; and all such expenses and compensation shall, until paid, be secured by the lien of this Instrument.

(c) Upon every such entering upon or taking of possession, Agent may hold, store, use, operate, manage and control the Property and conduct the business thereof and, from time to time, (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property; (ii) insure or keep the Property insured; (iii) lease, manage and operate the Property and exercise all the rights and powers of Grantor to the same extent as Grantor could in its own name or otherwise with respect to the same; and (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Agent, all as Agent from time to time may determine to be in its best interest. Agent may collect and receive all the rents, issues, profits and revenues from the Property, including those past due as well as those accruing thereafter, and, after deducting (1) all expenses of taking, holding, managing and operating the Property (including compensation for the services of all persons employed for such purposes); (2) the cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions; (3) the cost of such insurance; (4) such taxes, assessments and other similar charges as Agent may at its option pay; (5) other proper charges upon the Property or any part thereof; and (6) the reasonable compensation, expenses and disbursements of the attorneys and agents of Agent, Agent shall apply the remainder of the monies and proceeds so received by Agent in accordance with Section 12.5 of the Credit Agreement. Agent shall have no obligation to discharge any duties of a landlord to any tenant or to incur any liability as a result of any exercise by Agent of any rights under this Instrument or otherwise. Agent shall not be liable for any failure to collect rents, issues, profits and revenues from the Property, nor shall Agent be liable to account for any such rents, issues, profits or revenues unless actually received by Agent.

(d) Whenever all that is due upon the Secured Obligations and under any of the terms, covenants, conditions and agreements of this Instrument shall have been paid, the Lenders have no obligation to make further Loans and the Issuing Lender has no further obligation to issue Letters of Credit, and all Events of Default cured, Agent shall surrender possession of the Property to Grantor, its successors or assigns. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

2.04 Performance by Agent. If there shall be a Default or Event of Default in the payment, performance or observance of any term, covenant or condition of this Instrument, Agent may, so long as such Default or Event of Default continues, at its option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Agent in connection therewith, shall be secured hereby and shall be, upon demand, immediately repaid by Grantor to Agent with interest thereon at the Default Rate. Agent shall be the sole judge of the necessity for any such actions and of the amounts to be paid. Agent is hereby empowered to enter and to authorize others to enter upon the Land or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Grantor or any person in possession holding under Grantor.

2.05 Receiver. If an Event of Default shall have occurred and be continuing, Agent, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right without regard to the occupancy or value of any security for the Secured Obligations secured hereby or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Property (or such portion or portions as Agent may select) and to collect and apply the rents, issues, profits and revenues thereof. The receiver shall have all of the rights and powers permitted under the laws of the State of Texas. Grantor will pay to Agent upon demand all reasonable expenses, including receiver’s fees, attorney’s fees, costs and agent’s compensation, incurred pursuant to the provisions of this Section 2.05, and all such expenses shall be secured by this Instrument.

2.06 Enforcement.

(a) If an Event of Default shall have occurred and be continuing, to the extent permitted by law, Agent, at its option, may effect the foreclosure of this Instrument by directing the Trustee to sell the Property (or such portion or portions thereof as the Trustee may select) at public auction at such time and place and upon such terms and conditions as may be required or permitted by applicable law, after having first advertised the time, place and terms of sale not less than once a week for three successive weeks in a newspaper having general circulation in the city or county in which the Land being sold lies. At any foreclosure sale, such portion of the Property as is offered for sale may, at the Trustee’s option, be offered for sale for one total price, and the proceeds of such sale accounted for in one account without distinction between the items of security or without assigning to them any proportion of such proceeds, the Grantor hereby waiving the application of any doctrine of marshalling.

(b) If an Event of Default shall have occurred and be continuing, Agent may, in addition to and not in abrogation of the rights covered under subparagraph (a) of this Section 2.06, either with or without entry or taking possession as herein provided or otherwise, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to enforce payment of the Secured Obligations or the performance of any term, covenant, condition or agreement of this Instrument or any other right, and (ii) to pursue any other remedy available to it, all as Agent shall determine most effectual for such purposes.

2.07 Purchase by Agent. Upon any foreclosure sale, Agent, on behalf of the Lenders and the holders of the Hedge Obligations, may bid for and purchase the Property and shall be entitled to apply all or any part of the Secured Obligations secured hereby as a credit to the purchase price.

2.08 Application of Proceeds of Sale. The proceeds received by Agent as a result of the foreclosure sale of the Property or the exercise of any other rights or remedies hereunder shall be applied in the manner provided for in Section 12.5 of the Credit Agreement.

2.09 Grantor as Tenant Holding Over. In the event of any such foreclosure sale by Agent, Grantor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

2.10 Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Grantor agrees, to the full extent permitted by law, that in case of a Default or Event of Default, neither Grantor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force and Grantor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprised in the security intended to be created hereby marshaled upon any foreclosure of the lien hereof.

2.11 Waiver of Homestead. Grantor hereby waives and renounces all homestead and exemption rights provided for by the Constitution and the laws of the United States and of any state, in and to the Property as against the collection of the Secured Obligations, or any part hereof.

2.12 Leases; Licensees. Agent, at its option, is authorized to foreclose this Instrument subject to the rights of any tenants and licensees of the Property, and the failure to make any such tenants or licensees parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted by Grantor to be a defense to any proceedings instituted by Agent to collect the sums secured hereby.

2.13 Discontinuance of Proceedings and Restoration of the Parties. In case Agent shall have proceeded to enforce any right, power or remedy under this Instrument by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Agent, then and in every such case Grantor and Agent shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Agent shall continue as if no such proceeding had been taken.

2.14 Remedies Cumulative. No right, power or remedy conferred upon or reserved to Agent by this Instrument is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and may be exercised against Grantor as Agent may select and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

2.15 Waiver.

(a) No delay or omission of Agent, any Lender or any holder of the Hedge Obligations to exercise any right, power or remedy accruing upon any Default or Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Default or Event of Default, or acquiescence therein; and every right, power and remedy given by this Instrument to Agent may be exercised from time to time and as often as may be deemed expedient by Agent. No consent or waiver, expressed or implied, by Agent to or of any Default or Event of Default by Grantor in the performance of the obligations thereof hereunder shall be deemed or construed to be a consent or waiver to or of any other Default or Event of Default in the performance of the same or any other obligations of Grantor hereunder. Failure on the part of Agent, the Lenders or any holder of the Hedge Obligations to complain of any act or failure to act or to declare a Default or Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Agent, any Lender or any holder of the Hedge Obligations of its rights hereunder or impair any rights, powers or remedies consequent on any Default or Event of Default by Grantor.

(b) If Lenders or Agent on behalf of the Lenders, or any holder of the Hedge Obligations (i) grant forbearance or an extension of time for the payment of any sums secured hereby; (ii) take other or additional security for the payment of any sums secured hereby; (iii) waive or do not exercise any right granted herein or in the Note, the Credit Agreement, any other Loan Document or any Hedge Document; (iv) release any part of the Property from the lien of this Instrument or otherwise change any of the terms, covenants, conditions or agreements of the Note, this Instrument, any other Loan Document or any Hedge Document; (v) consent to the filing of any map, plat or replat affecting the Property; (vi) consent to the granting of any easement or other right affecting the Property; or (vii) make or consent to any agreement subordinating the lien hereof, any such act or omission shall not release, discharge, modify, change or affect the original liability under the Note, the Credit Agreement, the Guaranty, this Instrument or any other obligation of Grantor, or any subsequent purchaser of the Property or any part thereof, or any maker, co-signer, endorser, surety or guarantor; nor shall any such act or omission preclude Agent from exercising any right, power or privilege herein granted or intended to be granted in the event of any Default then made or of any subsequent Default; nor, except as otherwise expressly provided in an instrument or instruments executed by Agent, shall the lien of this Instrument be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Property, Agent, without notice, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Property or the Secured Obligations secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

2.16 Suits to Protect the Property. Agent shall have power (a) to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Property by any acts which may be unlawful or in violation of this Instrument, (b) to preserve or protect its interest in the Property and in the rents, issues, profits and revenues arising therefrom, and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of Lenders or the holders of the Hedge Obligations.

2.17 Agent May File Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Grantor, its creditors or its property, Agent, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Agent, Lenders and the holders of the Hedge Obligations allowed in such proceedings for the entire amount due and payable by Grantor under this Instrument at the date of the institution of such proceedings and for any additional amount which may become due and payable by Grantor hereunder after such date.

2.18 WAIVER OF GRANTOR’S RIGHTS. BY EXECUTION OF THIS INSTRUMENT, GRANTOR EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT OF AGENT, THE LENDERS AND/OR THE HOLDERS OF THE HEDGE OBLIGATIONS TO ACCELERATE THE SECURED OBLIGATIONS AND, TO THE EXTENT PERMITTED BY LAW, THE POWER OF AGENT TO CAUSE TRUSTEE TO SELL THE PROPERTY BY NONJUDICIAL FORECLOSURE UPON DEFAULT BY GRANTOR WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS INSTRUMENT OR BY LAW; (B) TO THE FULL EXTENT PERMITTED BY LAW, WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING, WITHOUT LIMITATION, THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY AGENT OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO AGENT, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE PROVIDED IN THIS INSTRUMENT OR BY APPLICABLE LAW; (C) ACKNOWLEDGES THAT GRANTOR HAS READ THIS INSTRUMENT AND THE OTHER LOAN DOCUMENTS

AND ANY AND ALL QUESTIONS REGARDING THE LEGAL EFFECT OF THIS INSTRUMENT AND THE OTHER LOAN DOCUMENTS AND THEIR PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR AND GRANTOR HAS CONSULTED WITH COUNSEL OF GRANTOR’S CHOICE PRIOR TO EXECUTING THIS INSTRUMENT; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED FOR LOAN TRANSACTION.

2.19 Claims Against Agent, Lenders and Holders of Hedge Obligations. No action at law or in equity shall be commenced, or allegation made, or defense raised, by Grantor against Agent, the Lenders or any holder of the Hedge Obligations for any claim under or related to this Instrument, the Note, the Credit Agreement, the Guaranty or any other instrument, document, transfer, conveyance, assignment or loan agreement given by Grantor with respect to the Secured Obligations secured hereby, or related to the conduct of the parties thereunder, unless written notice of such claim, expressly setting forth the particulars of the claim alleged by Grantor, shall have been given to Agent within sixty (60) days from and after the initial awareness of Grantor of the event, omission or circumstances forming the basis of Grantor for such claim. Any failure by Grantor to timely provide such written notice to Agent shall constitute a waiver by Grantor of such claim.

2.20 [Intentionally Omitted].

2.21 Indemnification; Subrogation; Waiver of Offset.

(a) Grantor shall indemnify, defend and hold Agent, the Lenders and the holders of the Hedge Obligations harmless for, from and against any and all liability, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including Agent’s reasonable attorneys’ fees, together with reasonable appellate counsel fees, if any) of whatever kind or nature which may be asserted against, imposed on or incurred by Agent, or the Lenders or the holders of the Hedge Obligations in connection with the Secured Obligations, this Instrument, the Property, or any part thereof, or the exercise by Agent of any rights or remedies granted to it under this Instrument; provided, however, that nothing herein shall be construed to obligate Grantor to indemnify, defend and hold harmless Agent, the Lenders or the holders of the Hedge Obligations for, from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses asserted against, imposed on or incurred by Agent or a Lender by reason of such Person’s willful misconduct or gross negligence if a judgment is entered against Agent, a Lender or a holder of a Hedge Obligation by a court of competent jurisdiction after the expiration of all applicable appeal periods.

(b) If Agent, a Lender or a holder of a Hedge Obligation is made a party defendant to any litigation or any claim is threatened or brought against Agent, a Lender or a holder of a Hedge Obligation concerning the Secured Obligations, this Instrument, the Property, or any part thereof, or any interest therein, or the construction, maintenance, operation or occupancy or use thereof, then Grantor shall indemnify, defend and hold such Person harmless for, from and against all liability by reason of said litigation or claims, including reasonable attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses incurred by such Person in any such litigation or claim, whether or not any such litigation or claim is prosecuted to judgment; provided, however, that nothing in this Section 2.21(b) shall be construed to obligate Grantor to indemnify, defend and hold harmless Agent, a Lender or a holder of a Hedge Obligation for, from and against any and all liabilities or claims imposed on or incurred by such Person by reason of such Person’s willful misconduct or gross negligence if a judgment is entered against such Person by a court of competent jurisdiction after expiration of all applicable appeal periods. If Agent commences an action against Grantor to enforce any of the terms hereof or to prosecute any breach by Grantor of any of the terms hereof or to recover any sum secured hereby, Grantor shall pay to Agent its reasonable attorneys’ fees (together with reasonable appellate counsel, fees, if any) and expenses. The right to such attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment. If Grantor breaches any term of this Instrument, Agent may engage the services of an attorney or attorneys to protect its rights hereunder, and in the event of such engagement following any breach by Grantor, Grantor shall pay Agent reasonable attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses incurred by Agent, whether or not an action is actually commenced against Grantor by reason of such breach. All references to “attorneys” in this Subsection and elsewhere in this Instrument shall include without limitation any attorney or law firm engaged by Agent and Agent’s in-house counsel, and all references to “fees and expenses” in this Subsection and elsewhere in this Instrument shall include without limitation any fees of such attorney or law firm and any allocation charges and allocation costs of Agent’s in-house counsel.

(c) A waiver of subrogation shall be obtained by Grantor from its insurance carrier and, consequently, Grantor waives any and all right to claim or recover against Agent, the Lenders, the holders of the Hedge Obligations and each of their respective officers, employees, agents and representatives, for loss of or damage to Grantor, the Property, Grantor’s property or the property of others under Grantor’s control from any cause insured against or required to be insured against by the provisions of this Instrument.

(d) ALL SUMS PAYABLE BY GRANTOR HEREUNDER SHALL BE PAID WITHOUT NOTICE (EXCEPT AS MAY OTHERWISE BE PROVIDED HEREIN), DEMAND, COUNTERCLAIM, SETOFF, DEDUCTION OR DEFENSE AND WITHOUT ABATEMENT, SUSPENSION, DEFERMENT, DIMINUTION OR REDUCTION, AND THE SECURED OBLIGATIONS AND LIABILITIES OF GRANTOR HEREUNDER SHALL IN NO WAY BE RELEASED, DISCHARGED OR OTHERWISE AFFECTED BY REASON OF: (I) ANY DAMAGE TO OR DESTRUCTION OF OR ANY CONDEMNATION OR SIMILAR TAKING OF THE PROPERTY OR ANY PART THEREOF; (II) ANY RESTRICTION OR PREVENTION OF OR INTERFERENCE WITH ANY USE OF THE PROPERTY OR ANY PART THEREOF; (III) ANY TITLE DEFECT OR ENCUMBRANCE OR ANY EVICTION FROM THE LAND OR THE IMPROVEMENTS ON THE LAND OR ANY PART THEREOF BY TITLE PARAMOUNT OR OTHERWISE; (IV) ANY BANKRUPTCY, INSOLVENCY, REORGANIZATION, COMPOSITION, ADJUSTMENT, DISSOLUTION, LIQUIDATION, OR OTHER LIKE PROCEEDING RELATING TO AGENT, THE LENDERS OR ANY HOLDER OF THE HEDGE OBLIGATIONS, OR ANY ACTION TAKEN WITH RESPECT TO THIS INSTRUMENT BY ANY TRUSTEE OR BY ANY RECEIVER OF AGENT, OR BY ANY COURT, IN SUCH PROCEEDING; (V) ANY CLAIM WHICH GRANTOR HAS, OR MIGHT HAVE, AGAINST AGENT, THE LENDERS OR ANY HOLDER OF THE HEDGE

OBLIGATIONS; (VI) ANY DEFAULT OR FAILURE ON THE PART OF AGENT, THE LENDERS OR ANY HOLDER OF THE HEDGE OBLIGATIONS TO PERFORM OR COMPLY WITH ANY OF THE TERMS HEREOF OR OF ANY OTHER AGREEMENT WITH GRANTOR; OR (VII) ANY OTHER OCCURRENCE WHATSOEVER, WHETHER SIMILAR OR DISSIMILAR TO THE FOREGOING, WHETHER OR NOT GRANTOR SHALL HAVE NOTICE OR KNOWLEDGE OF ANY OF THE FOREGOING. GRANTOR WAIVES ALL RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE TO ANY ABATEMENT, SUSPENSION, DEFERMENT, DIMINUTION, OR REDUCTION OF ANY SUM SECURED HEREBY AND PAYABLE BY GRANTOR.

2.22 Revolving Credit/Future Advance. This Instrument secures Secured Obligations which may provide for a variable rate of interest as well as revolving credit advances and other future advances, whether such advances are obligatory or otherwise. Advances under the Note are subject to the terms and provisions of the Credit Agreement and the other Security Documents. Grantor acknowledges that the Secured Obligations may increase or decrease from time to time and that if the outstanding balance of the Secured Obligations is ever repaid to zero the security title and security interest created by this Instrument shall not be deemed released or extinguished by operation of law or implied intent of the parties. This Instrument shall remain in full force and effect as to any further advances under the Credit Agreement made after any such zero balance until the Secured Obligations are paid in full, all agreements to make further advances or issue letters of credit have been terminated and this Instrument has been canceled of record. Grantor waives the operation of any applicable statutes, case law or regulation having a contrary effect.

ARTICLE 3

3.01 Successors and Assigns. This Instrument shall inure to the benefit of and be binding upon Grantor, Trustee and Agent and their respective heirs, executors, legal representatives, successors and assigns. Whenever a reference is made in this Instrument to Grantor, Trustee or Agent such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors and assigns of Grantor or Agent.

3.02 Terminology. All personal pronouns used in this Instrument whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Titles and Articles are for convenience only and neither limit nor amplify the provisions of this Instrument itself, and all references herein to Articles, Sections or subsections thereof, shall refer to the corresponding Articles, Sections or subsections thereof, of this Instrument unless specific reference is made to such Articles, Sections or subsections thereof of another document or instrument.

3.03 Severability. If any provision of this Instrument or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Instrument and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

3.04 Applicable Law. This Instrument will be governed by the substantive laws of the State of Texas, without giving effect to its principles of choice of law or conflicts of law (except with respect to choice of law or conflicts of law provisions of its Uniform Commercial Code), and the laws of the United States applicable to transactions in the State of Texas. Should any obligation or remedy under this Instrument be invalid or unenforceable pursuant to the laws provided herein to govern, the laws of any other state referred to herein or of another state whose laws can validate and apply thereto shall govern.

3.05 Notices. Except as otherwise provided herein, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered if given and delivered as provided in the Guaranty if given to Grantor or as provided in the Credit Agreement if given to Agent.

3.06 Conflict with Credit Agreement Provisions. Grantor hereby acknowledges and agrees that, in the event of any conflict between the terms hereof and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

3.07 Assignment. This Instrument is assignable by Agent, and any assignment hereof by Agent shall operate to vest in the assignee all rights and powers herein conferred upon and granted to Agent.

3.08 Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Grantor under this Instrument, and any and all other instruments now or hereafter evidencing, securing or otherwise relating to the Secured Obligations.

3.09 Grantor. Unless the context clearly indicates otherwise, as used in this Instrument, “Grantor” means the grantors named in recitals hereof or any of them. The obligations of Grantor hereunder shall be joint and several. If any Grantor, or any signatory who signs on behalf of any Grantor, is a corporation, partnership or other legal entity, Grantor and any such signatory, and the person or persons signing for it, represent and warrant to Agent that this instrument is executed, acknowledged and delivered by Grantor’s duly authorized representatives.

3.10 Place of Payment; Forum; Waiver of Jury Trial. All Secured Obligations which may be owing hereunder at any time by Borrower or Grantor shall be payable at the place designated in the Credit Agreement (or if no such designation is made, at the address of Agent indicated at the end of this Instrument). Grantor hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the non-exclusive jurisdiction of any state court, or any United States federal court, sitting in the county in which the Secured Obligations are payable, and to the non-exclusive jurisdiction of any state court or any United States federal court sitting in the state in which any of the Property is located, over any suit, action or proceeding arising out of or relating to this Instrument or the Secured Obligations. Grantor hereby irrevocably waives, to the fullest extent permitted by law, any objection that Grantor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Grantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding may be made by certified or registered mail, return receipt requested, directed to Grantor at its address stated in the first paragraph of this Instrument, or at a subsequent address of Grantor of which Agent received actual notice from Grantor in accordance with the Credit Agreement, and service so made shall be completed five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Agent to serve process in any manner permitted by law or limit the right of Agent to bring proceedings against Grantor in any other court or jurisdiction. TO THE FULLEST EXTENT PERMITTED BY LAW, GRANTOR WAIVES THE RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS INSTRUMENT OR ANY OTHER LOAN DOCUMENT.

ARTICLE 4 – STATE SPECIFIC PROVISIONS

4.01 Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Article 4 and the terms and conditions of this Instrument, the terms and conditions of this Article 4 shall control and be binding.

4.02 Future Advances. This Instrument is given to secure not only the existing Secured Obligations, but also such future advances, whether such advances are obligatory or are to be made at the option of Agent or the holder hereof, or otherwise as are made within twenty (20) years from the date hereof, to the same extent as if such future advances were made on the date of the execution of this Instrument. The total amount of Secured Obligations that may be so secured by this Instrument may be increased or decreased from time to time (as set forth in the Credit Agreement), but the total unpaid balance so secured at any one time shall not exceed the face amount of the Secured Obligations secured by this Instrument on the date hereof, plus interest thereon, and any disbursements made for the payment of Impositions and any other liens, assessments and charges of every character (the “Other Charges”), insurance premiums, or other costs to be incurred hereunder, with interest on such disbursements at the rate set forth in the Credit Agreement, plus any increases in the principal balance as the result of negative amortization or deferred interest, if any. It is agreed that any additional sum or sums advanced by Agent pursuant to the terms hereof or pursuant to the Credit Agreement shall be equally secured with and have the same priority as the original Secured Obligations and shall be subject to all of the terms, provisions and conditions of this Instrument, whether or not such additional loans or advances are evidenced by other promissory notes or other guaranties of Grantor and whether or not identified by a recital that it or they are secured by this Instrument. It is further agreed that any additional promissory note or promissory notes executed and delivered pursuant to this paragraph shall automatically be deemed to be included in the term “Note” wherever they appear in the context of this Instrument.

4.03 State-Specific Provisions.

(a) The assignments of Leases and Revenues set forth in this Instrument are not intended to constitute payment to Agent, Lenders or Trustee unless Grantor’s license to collect Revenues is terminated, and then only to the extent that the Revenues are actually received by Agent or any Lender (as opposed to constituting a portion of the voluntary payments of any amounts due under the Guaranty or the other Loan Documents) and are not used for the operation or maintenance of the Property or for the payment of costs and expenses in connection therewith, taxes, assessments, water charges, sewer rents, and other charges levied, assessed or imposed against the Property, insurance premiums, costs and expenses with respect to any litigation affecting the Property, the leases, the concessions, and the rent, any wages and salaries of employees, commissions of agents and attorneys fees. It is further the intent of Grantor, Agent and Lenders that the Revenues hereby absolutely assigned are no longer, during the term of this Instrument, property of Grantor or property of any estate of Grantor as defined in 11 U.S.C. § 541 and shall not constitute collateral, cash or otherwise, of Grantor. The term Revenues as used herein shall mean the gross rents without deduction or offsets of any kind.

(b) BY EXECUTION OF THIS INSTRUMENT AND TO THE FULL EXTENT PERMITTED BY LAW, GRANTOR EXPRESSLY WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING, WITHOUT LIMITATION, THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY AGENT OF (1) INTENT TO ACCELERATE THE LOAN, OR (2) ACCELERATION THE LOAN.

(c) Notwithstanding anything to the contrary herein, all references in this Instrument to an assignment or transfer of Leases and Revenues is intended to and shall be deemed to provide to Agent and the Lenders a security interest in all “Rents” as defined in Chapter 64 of the Texas Property Code. Agent and the Lenders shall be entitled to all rights and remedies of an assignee as set forth in said Chapter 64.

4.04 Additional Remedy Provisions.

(a) Delivery Upon Sale. Upon the completion of any sale or sales pursuant hereto, Trustee shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold by general warranty of title. Trustee is hereby irrevocably appointed the true and lawful attorney of Grantor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Property and rights so sold and for that purpose Trustee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Grantor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Any sale or sales made under or by virtue of this section, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Grantor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Grantor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Grantor.

(b) Option to Bid. Upon any sale made under or by virtue of this paragraph, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Agent may bid for and acquire the Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Secured Obligations the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Agent is authorized to deduct under this Instrument.

(c) Remaining Liens. No recovery of any judgment by Agent and no levy of an execution under any judgment upon the Property shall affect in any manner or to any extent the lien of this Instrument upon the Property or any part thereof, or any liens, rights, powers or remedies of Agent hereunder, but such liens, rights, powers and remedies of Agent shall continue unimpaired as before.

(d) No Waiver of Remedies. Agent may resort to any remedies and the security given by the Guaranty, this Instrument or the other Loan Documents in whole or in part, and in such portions and in such order as determined by Agent’s sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by the Guaranty, this Instrument or any of the other Loan Documents. The failure of Agent to exercise any right, remedy or option provided in the Guaranty, this Instrument or any of the other Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by the Guaranty, this Instrument or the other Loan Documents. No acceptance by Agent of any payment after the occurrence of any Event of Default and no payment by Agent of any obligation for which Grantor is liable hereunder shall be deemed to waive or cure any Event of Default with respect to Grantor’s liability to pay such obligation. No sale of all or any portion of the Property, no forbearance on the part of Agent, and no extension of time for the payment of the whole or any portion of the Secured Obligations or any other indulgence given by Agent to Grantor, shall operate to release or in any manner affect the interest of Agent, any Lender or any holder of the Hedge Obligations in the remaining Property or the liability of Grantor to pay the Secured Obligations or the liability of Grantor under the Guaranty. No waiver by Agent shall be effective unless it is in writing and then only to the extent specifically stated. All costs and expenses of Agent and Lenders in exercising their rights and remedies under this Instrument (including reasonable attorneys’ fees and disbursements to the extent permitted by law), shall be paid by Grantor immediately upon notice from Agent, and such costs and expenses shall constitute a portion of the Secured Obligations and shall be secured by this Instrument. The interests and rights of Agent, any Lender or any holder of the Hedge Obligations under the Guaranty, this Instrument or in any of the other Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Agent or any Lender may grant with respect to any of the Secured Obligations, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Agent, any Lender, or any holder of the Hedge Obligations may grant with respect to the Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Secured Obligations.

(e) Foreclosure. Upon the occurrence and during the continuance of any Event of Default, Agent may request Trustee to proceed with foreclosure under the power of sale which is hereby conferred, such foreclosure to be accomplished in accordance with the following provisions:

(1) Public Sale. Trustee is hereby authorized and empowered, and it shall be Trustee’s special duty, upon such request of Agent, to sell the Property, or any part thereof, at public auction to the highest bidder for cash, with or without having taken possession of same. Any such sale (including notice thereof) shall comply with the applicable requirements, at the time of the sale, of Section 51.002 of the Texas Property Code or, if and to the extent such statute is not then in force, with the applicable requirements, at the time of the sale, of the successor statute or statutes, if any, governing sales of Texas real property under powers of sale conferred by deeds of trust. If there is no statute in force at the time of the sale governing sales of Texas real property under powers of sale conferred by deeds of trust, such sale shall comply with applicable law, at the time of the sale, governing sales of Texas real property under powers of sale conferred by deeds of trust. Trustee or his successor or substitute may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Trustee, including the posting of notices, and the conduct of sale, but in the name and on behalf of Trustee, his successor or substitute.

(2) Right to Require Proof of Financial Ability and/or Cash Bid. To the extent permitted by applicable law, any time during the bidding, Trustee may require a bidding party (A) to disclose its full name, state and city of residence, occupation, and specific business office location, and the name and address of the principal the bidding party is representing (if applicable), and (B) to demonstrate reasonable evidence of the bidding party’s financial ability (or, if applicable, the financial ability of the principal of such bidding party), as a condition to the bidding party submitting bids at the foreclosure sale. If any such bidding party (the “Questioned Bidder”) declines to comply with Trustee’s requirement in this regard, or if such Questioned Bidder does respond but Trustee, in Trustee’s sole and absolute discretion, deems the information or the evidence of the financial ability of the Questioned Bidder (or, if applicable, the principal of such bidding party) to be inadequate, then Trustee may continue the bidding with reservation; and in such event (1) Trustee shall be authorized to caution the Questioned Bidder concerning the legal obligations to be incurred in submitting bids, and (2) if the Questioned Bidder is not the highest bidder at the sale, or if having been the highest bidder the Questioned Bidder fails to deliver the cash purchase price payment promptly to Trustee, all bids by the Questioned Bidder shall be null and void. Trustee may, in Trustee’s sole and absolute discretion, determine that a credit bid may be in the best interest of the Grantor and Agent, and elect to sell the Property for credit or for a combination of cash and credit; provided, however, that Trustee shall have no obligation to accept any bid except an all cash bid. In the event Trustee requires a cash bid and cash is not delivered within a reasonable time after conclusion of the bidding process, as specified by Trustee, but in no event later than 3:45 p.m. local time on the day of sale, then said contingent sale shall be null and void, the bidding process may be recommenced, and any subsequent bids or sale shall be made as if no prior bids were made or accepted.

(3) Sale Subject to Unmatured Secured Obligations. In addition to the rights and powers of sale granted under the preceding provisions of this subsection (e), if default is made in the payment of any installment of the Secured Obligations and is not cured within applicable cure periods, Agent may, at Agent’s option, at once or at any time thereafter while any matured installment remains unpaid, without declaring the entire Secured Obligations to be due and payable, orally or in writing direct Trustee to enforce this Instrument and to sell the Property subject to such unmatured Secured Obligations and to the rights, powers, liens, security interests, and assignments securing or providing recourse for payment of such unmatured Secured Obligations, in the same manner, all as provided in the preceding provisions of this subsection. Sales made without maturing the Secured Obligations may be made hereunder whenever there is a default in the payment of any installment of the Secured Obligations, without exhausting the power of sale granted hereby, and without affecting in any way the power of sale granted under this subsection, the unmatured balance of the Secured Obligations or the rights, powers, liens, security interests, and assignments securing or providing recourse for payment of the Secured Obligations.

(4) Partial Foreclosure. Sale of a part of the Property shall not exhaust the power of sale, but sales may be made from time to time until the Secured Obligations are paid in full. It is intended by each of the foregoing provisions of this subsection that Trustee may, after any request or direction by Agent, sell not only the Land and the Improvements, but also the fixtures and other interests constituting a part of the Property or any part thereof, along with the Land and the Improvements or any part thereof, as a unit and as a part of a single sale, or may sell at any time or from time to time any part or parts of the Property separately from the remainder of the Property. It shall not be necessary to have present or to exhibit any of the Property at any sale. Any sale of personal property made hereunder shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with, or as part of, and upon the same notice as required for the sale of real property under the power of sale granted herein.

(f) Trustee’s Deeds. After any sale under this subsection, Trustee shall make good and sufficient deeds, assignments, and other conveyances to the purchaser or purchasers thereunder in the name of Grantor, conveying the Property or any part thereof so sold to the purchaser or purchasers with general warranty of title by Grantor. It is agreed that in any deeds, assignments or other conveyances given by Trustee, any and all statements of fact or other recitals therein made as to the identity of Agent, the occurrence or existence of any Event of Default, the notice of intention to accelerate, or acceleration of, the maturity of the Secured Obligations, the request to sell, notice of sale, time, place, terms and manner of sale, and receipt, distribution, and application of the money realized therefrom, the due and proper appointment of a substitute trustee, and without being limited by the foregoing, any other act or thing having been duly done by or on behalf of Agent or by or on behalf of Trustee, shall be taken by all courts of law and equity as prima facie evidence that such statements or recitals state true, correct, and complete facts and Grantor does hereby ratify and confirm any and all acts that Trustee may lawfully do in the premises by virtue hereof.

(g) Inapplicability of Credit Code. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Secured Obligations.

(h) Maturity Date. The Secured Obligations have a final maturity date of March 30, 2015, unless extended as provided in the Credit Agreement.

(i) Notice of Indemnification. GRANTOR ACKNOWLEDGES THAT THIS INSTRUMENT PROVIDES FOR INDEMNIFICATION OF AGENT, LENDERS, HOLDERS OF THE HEDGE OBLIGATIONS AND TRUSTEE BY GRANTOR. EXCEPT FOR THE

GROSS NEGLIGENCE, WILLFUL MISCONDUCT, BAD FAITH, FRAUD, OR ILLEGAL ACTS OF AGENT, LENDERS, HOLDERS OF THE HEDGE OBLIGATIONS OR THEIR RESPECTIVE AGENTS, EMPLOYEES OR CONTRACTORS WHICH SHALL BE EXCLUDED FROM THE INDEMNIFICATION OF GRANTOR, IT IS SPECIFICALLY INTENDED BY GRANTOR, AGENT, LENDERS, THE HOLDERS OF THE HEDGE OBLIGATIONS AND TRUSTEE THAT ALL INDEMNITY OBLIGATIONS AND LIABILITIES ASSUMED BY GRANTOR HEREUNDER BE WITHOUT LIMIT AND WITHOUT REGARD TO THE CAUSE OR CAUSES THEREOF (INCLUDING PREEXISTING CONDITIONS), STRICT LIABILITY, OR THE NEGLIGENCE OF ANY PARTY OR PARTIES (INCLUDING AGENT, LENDERS, HOLDERS OF THE HEDGE OBLIGATIONS AND TRUSTEE) WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR PASSIVE. THE PARTIES SPECIFICALLY INTEND THAT AGENT, LENDERS, THE HOLDERS OF THE HEDGE OBLIGATIONS AND TRUSTEE ARE TO BE INDEMNIFIED AGAINST THEIR OWN NEGLIGENCE (BUT NOT THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT).

(j) Substitute Trustee. In case of the resignation of Trustee, or the inability (through death or otherwise), refusal or failure of Trustee to act, or at the option of Agent for any other reason (which reason need not be stated), a substitute Trustee (herein referred to as the “Substitute Trustee”) may be named, constituted and appointed by Agent, without other formality than an appointment and designation in writing, which appointment and designation shall be full evidence of the right and authority to make the same and of all facts therein recited, and this conveyance shall vest in the Substitute Trustee the title, powers and duties herein conferred on Trustee originally named herein, and the conveyance of the Substitute Trustee to the purchaser(s) at any sale of the Property or any part thereof shall be equally valid and effective. The right to appoint a Substitute Trustee shall exist as often and whenever from any of said causes, Trustee or Substitute Trustee, resigns or cannot, will not or does not act, or Agent desires to appoint a new Trustee. No bond shall ever be required of Trustee or Substitute Trustee. The recitals in any conveyance made by Trustee or Substitute Trustee, shall be accepted and construed in court and elsewhere as prima facie evidence and proof of the facts recited, and no other proof shall be required as to the request by Agent to Trustee to enforce this Instrument, or as to the notice of or holding of the sale, or as to any particulars thereof, or as to the resignation of Trustee or Substitute Trustee, or as to the inability, refusal or failure of Trustee or Substitute Trustee, to act, or as to the election of Agent to appoint a new Trustee, or as to appointment of a Substitute Trustee, and all prerequisites of said sale shall be presumed to have been performed; and each sale made under the powers herein granted shall be a perpetual bar against Grantor and the successors and assigns of Grantor. Trustee or Substitute Trustee is hereby authorized and empowered to appoint any one or more persons as attorney-in-fact to act as Trustee under him and in his name, place and stead in order to take any actions that Trustee is authorized and empowered to do hereunder, such appointment to be evidenced by an instrument signed and acknowledged by said Trustee or Substitute Trustee and all acts done by said attorney-in-fact shall be valid, lawful and binding as if done by said Trustee or Substitute Trustee in person. The Agent may appoint or authorize a mortgage servicer to appoint a substitute trustee, such appointment or authorization to be made by power of attorney, corporate resolution or other written instrument. A mortgage servicer may authorize an attorney to appoint a substitute trustee or substitute trustees on behalf of Agent and the Lenders. The name and street address of such trustee or substitute trustee shall be disclosed on the notice of sale required by Section 51.002 of the Texas Property Code.

(k) Grantor hereby waives any right or remedy which Grantor may have or be able to assert pursuant to Chapter 34 of the Texas Business and Commerce Code, or any other provision of Texas law, pertaining to the rights and remedies of sureties.

(l) The remedies in this Section 4.04 shall be available under and governed by the real property laws of Texas and shall not be governed by the personal property laws of Texas, including, but not limited to, the power to dispose of personal property in a commercially reasonable manner under Section 9.504 of the Texas Uniform Commercial Code, unless Lender elects to proceed as to the Collateral together with the other Property under and pursuant to the real property remedies of this Section 4.04.

(m) Waiver. In the event an interest in any of the Property is foreclosed upon pursuant to a judicial or nonjudicial foreclosure sale, Grantor agrees as follows: notwithstanding the provisions of Sections 51.003, 51.004, and 51.005 of the Texas Property Code (as the same may be amended from time to time), and to the extent permitted by law, Grantor agrees that Agent and the Lenders shall be entitled to seek a deficiency judgment from Grantor and any other party obligated on the Note equal to the difference between the amount owing on the Note and the amount for which the Property was sold pursuant to judicial or nonjudicial foreclosure sale. Grantor expressly recognizes that this Section 4.04(m) constitutes a waiver of the above cited provisions, to the extent permitted by applicable law, of the Texas Property Code which would otherwise permit Grantor and other persons against whom recovery of deficiencies is sought or Guarantor independently (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Property as of the date of the foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value. Grantor further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Property for purposes of calculating deficiencies owed by Grantor, Guarantor, and others against whom recovery of a deficiency is sought.

4.05 Waiver of Consequential, Punitive and Speculative Damages. Grantor and Agent agree that, in connection with any action, suit or proceeding relating to or arising out of this Instrument or any of the other Loan Documents, each mutually waives to the fullest extent permitted by applicable law, any claim for consequential, punitive or speculative damages.

4.06 Notice of Insurance Termination/Cancellation. Notwithstanding anything to the contrary set forth in the Credit Agreement, Borrower and Grantor shall only be required to provide fifteen (15) days prior written notice of the early cancellation or termination of any insurance policy covering the Property.

ARTICLE 5 – COMPLIANCE WITH CREDIT AGREEMENT

5.01 Representations and Warranties. In addition to the representations and warranties made by Grantor herein, Grantor hereby makes to the Agent and the Lenders the representations and warranties set forth in the Credit Agreement applicable to it, as if it were a party thereto, including, without limitation, those contained in the following sections: Sections 6.1(c) and (d), 6.2, 6.6, 6.7, 6.8, 6.9, 6.10, 6.12, 6.14, 6.15, 6.16, 6.17, 6.20, 6.23, 6.25, 6.26, 6.27, 6.28, 6.29, 6.30 and 6.32.

5.02 Covenants and Agreements. The Grantor covenants and agrees that so long as any Loan, Note or Letter of Credit is outstanding that Grantor shall comply with all of the covenants and agreements set forth in the Credit Agreement applicable to it, as if it were a party thereto, including, without limitation, those contained in the following sections: Sections 7.2, 7.3, 7.4(e), 7.5(a), (b), (c), and (d), 7.6, 7.7 (to the extent required by Section 1.05 hereof), 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.14, 7.16, 7.19, 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.8, 8.10, 8.12, 8.13, 8.14, 8.15, 18.9, 21, and 25. For purposes of Sections 7.5(a), (b), (c) and (d) of the Credit Agreement, notice given to Agent by Borrower shall satisfy any requirement that Grantor deliver notice under the relevant section.

[SIGNATURES ON NEXT PAGE]

THIS INSTRUMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OR PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

IN WITNESS WHEREOF, Grantor has executed this Instrument as of the day and year first above written.

GRANTOR:

DC-5000 BOWEN ROAD, LLC, a Delaware limited liability company

By:	Carter/Validus Operating Partnership, LP, a Delaware limited partnership, its sole member

	By:	Carter Validus Mission Critical REIT, Inc., a Maryland corporation, its General Partner

		By:	/s/ John E. Carter
		Name:	John E. Carter
		Title:	Chief Executive Officer

ACKNOWLEDGMENT

THE STATE OF FLORIDA	§
§

COUNTY OF HILLSBOROUGH	§

This instrument was acknowledged before me on August 16, 2012, by John E. Carter, as Chief Executive Officer of Carter Validus Mission Critical REIT, Inc., a Maryland corporation, which is the general partner of Carter/Validus Operating Partnership, LP, a Delaware limited partnership, which is the sole member of DC-5000 Bowen Road, LLC, a Delaware limited liability company, on behalf of said limited liability company.

(SEAL)	/s/ Elizabeth Fay

Notary Public

My Commission Expires:	Print Name of Notary:
August 24, 2012	Elizabeth Fay

EXHIBIT “A” - PAGE 1

EXHIBIT “A”

LEGAL DESCRIPTION

[Attached]

EXHIBIT “A” - PAGE 2

TRACT I:

Situated in the G.W. Jopling Survey, Abstract No. 878, Tarrant County, Texas, and being a portion of Lot 2, Block 1, Replat Bowen Addition, according to the plat thereof recorded in Cabinet A, Slide 12771 of the said county records, and being more particularly described as follows:

Commencing at a Found X Cut in concrete at the Southeast Corner of Lot 2, G.W. Jopling Addition as shown in Volume 388-126, Page 80, Tarrant County Records, Thence N89°54’20”W along the Southerly line of said Lot 2, a distance of 18.16 feet to the Southeast corner of Lot 2, Block 1, Replat Bowen Addition as shown in Cabinet A, Slide 12771, said point also being a point on the Westerly right-of-way of South Bowen Road for the Point of Beginning.

Thence departing said Southeast corner and right-of-way and continuing N89°54’20”W along the southerly line of said Lot 2, Block 1, also being the Northerly line of Block 1, Wimbledon West as recorded in Volume 388-167, Page 21 a distance of 1282.05 feet to angle point in said southerly line.

Thence continuing along the Southerly line of Lot 2, Block 1, also being the northerly line of Block 1, Twin Gates as shown in Cabinet A, Slide 560 Tarrant County Records, S89°56’53”W, a distance of 500.12 feet to a Found 3/4” Iron rod at the Southwest corner of said Lot 2, Block 1, also being the Southeast corner of Lot 6, Block 8, Indian Wells Addition as shown in Volume 388-125, Page 43.

Thence along the Easterly line of said Indian Wells Addition N06°41’13”E, a distance of 257.28 feet to the Southwest corner of Lot 1, Block 1, Replat Bowen Addition, Cabinet A, Slide 12771.

Thence along the South line of Lot 1, Block 1, S89°54’21” E, a distance of 1107.97 feet to the Southeast corner of Lot 1, Block 1;

Thence with the East line of said Lot, N00°00’57”W, a distance of 264.77 feet to a Found 1/2” iron pin at the Northeast corner of said Lot 1, Block 1;

Thence leaving said Lot and crossing Lot 2, Block 1, N89°48’24”E, a distance of 642.56 feet to a point on the Westerly right-of-way of South Bowen Road;

Thence S00°11’36”E along said right-of-way, a distance of 522.32 feet to the Point of Beginning.

Containing 620,885 square feet or 14.254 acres more or less.

TRACT II:

Lot 1, Block 1, Bowen Addition, being a revision of Lot 2, G.W. Jopling Addition, an addition to the City of Arlington, Tarrant County, Texas, according to the map or plat thereof recorded in Cabinet A, Slide 12771, Plat Records, Tarrant County, Texas.

EXHIBIT “A” - PAGE 3

EXHIBIT “B”

Permitted Encumbrances

Permitted Encumbrances are such matters as are shown on Schedule B to the Pro Forma Loan Title Insurance Policy File No. 4712001697 issued by Chicago Title Insurance Company to the Agent in connection with this Instrument.

EXHIBIT “B” - PAGE 1

EXHIBIT “C”

Schedule 1

(Description of “Debtor” and “Secured Party”)

A.	Debtor:

1.

DC-5000 BOWEN ROAD, LLC, a limited liability company organized under the laws of the State of Delaware. Debtor has been using or operating under said name and identity or corporate structure without change since July 27, 2012.

Names and Tradenames used within last five years:

None.

Location of all chief executive offices over last five years:

4211 W. Boy Scout Boulevard, Suite 500, Tampa, Florida 33607.

Organizational Number: 5190776

Federal Tax Identification Number: 30-0745117

B.	Secured Party:

KEYBANK NATIONAL ASSOCIATION, a national banking association, as Agent.

EXHIBIT “C” - PAGE 1

Schedule 2

(Notice Mailing Addresses of “Debtor” and “Secured Party”)

A.	The mailing address of Debtor is:

DC-5000 Bowen Road, LLC

4211 W. Boy Scout Boulevard

Suite 500

Tampa, Florida 33607

Attn: Todd Sakow, Chief Financial Officer

B.	The mailing address of Secured Party is:

KeyBank National Association

1200 Abernathy Road, N.E.

Suite 1550

Atlanta, Georgia 30328

Attn: Daniel Stegemoeller

Schedule 2 - Page 1